Exhibit 10.8
Pursuant to 17 CFR 229.601, certain identified information marked “[***]” has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
THIS AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (this “Agreement”) is made as of the 21st day of October 2020 by and among SimilarWeb Ltd., an Israeli company (the “Company”), Mr. Or Offer and Mr. Nir Cohen (the “Founders”) and the persons and entities identified in Schedule 1 attached hereto (the “Preferred Holders” and, together with the Founder, severally a “Holder” and collectively the “Holders”).
WITNESSETH
WHEREAS, the Preferred Holders are, collectively, the holders of all of the Company’s issued and outstanding Series A-1 Preferred Shares, Series A-2 Preferred Shares, Series A-3 Preferred Shares, Series A-4 Preferred Shares, Series A-5 Preferred Shares, Series A-6 Preferred Shares, Series A-7 Preferred Shares, Series A-8 Preferred Shares, Series A-9 Preferred Shares, Series A-10 Preferred Shares, Series A-11 Preferred Shares par value NIS 0.01 each (the “Junior Preferred Shares”), Series B Preferred Shares par value NIS 0.01 each (the “Preferred B Shares”) and Series C Preferred Shares par value NIS 0.01 each (the “Preferred C Shares” and collectively with the Preferred B Shares and the Junior Preferred Shares, the “Preferred Shares”), and the Founder is the holder of certain of the Company’s issued and outstanding Ordinary Shares, par value NIS 0.01 each (the “Ordinary Shares”);
WHEREAS, the Company and certain shareholders of the Company are parties to that certain Amended and Restated Investors’ Rights Agreement dated March 13, 2017, as amended as of May 3, 2017 and July 29, 2020 (the “Prior Investors’ Rights Agreement”); and
WHEREAS, the requisite parties to the Prior Investors’ Rights Agreement wish to amend and restate in its entirety the Prior Investors’ Rights Agreement by entering into this Agreement.
NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.    Affirmative Covenants.
1.1.    Delivery of Financial Statements. The Company shall deliver the information set forth in Sections 1.1.1 through 1.1.4 to each Holder (except any Holder (other than a Holder party to this Agreement as of its execution) that shall have acquired its Company securities other than directly from the Company) as long as such Holder holds at least 3% of the issued and outstanding share capital of the Company, calculated on an as converted basis (or, solely in respect of ION (as defined in the Company's Articles of Association), at least 2% of the issued and outstanding share capital of the Company, calculated on an as converted basis), and provided that the Board of Directors of the Company has not reasonably determined that such Holder is a competitor of the Company (hereinafter, a “Major Shareholder”), provided, that if such Major Shareholder was employed or engaged by the Company as an employee, consultant or advisor, such Major Shareholder was not terminated by the Company for Cause (as defined in the relevant Major Shareholder's employment or consulting agreement with the Company):
1.1.1.    As soon as practicable, but in any event within one hundred and twenty (120) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company as of the end of such year, and statements of income, statement of shareholder’s equity, and statements of cash flow of the Company for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, in U.S. dollar-denominated amounts, prepared in accordance with Generally Accepted Accounting Principles in the United States (“US GAAP”), audited by a firm of Independent Certified Public Accountants who are members of or affiliated with one of the “Big 4”

international accounting firms, and accompanied by an opinion of such firm, in customary form which opinion shall state, among other things, that such balance sheet and statements of income and cash flow have been prepared in accordance with US GAAP and present fairly in all material respects the financial position of the Company as of their date.
1.1.2.    As soon as practicable, but in any event within thirty (30) days, after the end of each of the first, second and third fiscal quarters of each fiscal year of the Company, an unaudited consolidated balance sheet of the Company as at the end of each such period and unaudited consolidated statements of (i) income and (ii) cash flow of the Company for such period, all in reasonable detail with a comparison between (x) the actual amounts as of and for such quarter and for the year to date, and (y) the comparable amounts for the same quarter in the prior year, in U.S. dollar-denominated amounts and certified by the chief financial officer (or, if none, by the chief executive officer) of the Company that such financial statements were prepared in accordance with US GAAP applied on a basis consistent with that of preceding periods and, except as otherwise stated therein, fairly present the financial position of the Company as of their date, subject to (x) there not being all footnotes required under US GAAP and (y) changes resulting from normal year-end audit adjustments.
1.1.3.    As soon as practicable, but in any event within thirty (30) days after the end of each month, a monthly report in form and substance determined from time to time by the Company’s Board of Directors prepared in accordance with US GAAP, including an income statement, balance sheet and cash flow statement, and reflecting budget against actual performance, with a comparison between (x) the actual amounts as of and for such month and for the year to date, and (y) the comparable amounts for the same month in the prior year.
1.1.4.    Such other information reasonably requested by a Major Shareholder.
1.2.    Additional Information. The Company shall permit each Major Shareholder (provided that the Board of Directors has not reasonably determined that such Major Shareholder is a competitor of the Company) , at such Major Shareholder’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Shareholder. Such authorized representatives that are not employed by such Major Shareholder may, at the Company’s request, be required to execute confidentiality agreements prior to being granted access as aforesaid; and if employed by such Major Shareholder shall be bound by confidentiality and non-use undertaking towards the Company pursuant to Section 1.5.
1.3.    Limitations on Information Rights. The Company may refrain from providing any of the information pursuant to Sections 1.1 and 1.2 : (i) which (as determined by the Board of Directors of the Company or a committee thereof in good faith) is a Company trade secret; (ii) the disclosure of which would be reasonably expected (as determined by the Board of Directors of the Company in good faith) to adversely affect the attorney-client privilege between the Company and its counsel; (iii) the disclosure of which would be reasonably expected (as determined by the Board of Directors of the Company in good faith) to create a bona fide conflict of interests between the Company and the Major Shareholder requesting to receive such information; or (iv) during any period in which the Company is prohibited to do by any relevant securities law.
1.4.    Termination of Financial Information Rights. The Company’s obligations under Sections 1.1 and 1.2 shall terminate and shall be of no further force or effect upon the earliest to occur of (i) the closing of the Company’s IPO (as defined below), (ii) the date on which the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the 1934 Act (as defined below), or (iii) upon a Deemed Liquidation Event, as such term is defined in the Company's Articles of Association (the “Articles”).
1.5.    Confidentiality. Each Holder agrees that any confidential or proprietary information relating to or obtained from the Company (including, without limitation, any information obtained pursuant to this Section 1) by such Holder will not be disclosed to any other person or used for any purpose (other than (i) to evaluate, monitor, and make decisions with respect to, such Holder's investment in the Company and to enforce such Holder's rights under any agreement with the Company; or (ii) for the purpose of a potential transfer of some or all of Holder’s shares to a third party transferee, provided that such potential transferee is not a competitor of the Company and signs and delivers to the Company a non-disclosure and confidentiality agreement with terms substantially similar to those contained in this Section 1.5 prior to such disclosure), without the prior written consent of the Company, unless such information (a) is known or becomes known to the public in general (other than as a result of a breach of the confidentiality obligation owed to the Company by such party), or (b) is or has been made known or disclosed to such party by a third party without a confidentiality obligation to the Company, or (c) is required to be made known or disclosed by applicable law, rule or regulation or is required or requested to be made known or disclosed by any court or other regulatory authority, provided that to the extent possible such party promptly notifies the Company of such request or requirement, takes reasonable steps at the Company's expense and request, to minimize the extent of any such required disclosure and only discloses that portion of the confidential or proprietary information that it is legally obligated to disclose. Notwithstanding the foregoing, a Holder may disclose confidential or proprietary information (i) to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with evaluating, monitoring, and making decisions with respect to, its investment in the Company; (ii) to any prospective purchaser of any securities of the Company from such Holder, if such prospective purchaser agrees to be bound by the provisions of Section 1.5 hereof and provided that such prospective purchaser is not a competitor of the Company, and (iii) in a summary form to any existing or prospective Affiliate (as defined below), partner, member, shareholder of such Holder (provided, in respect of existing Affiliates, that such disclosure is made in connection with periodic internal reporting of such Holder in the ordinary course of business and in respect of prospective Affiliates, that such prospective Affiliate agrees to be bound by the provisions of Section 1.5 hereof), provided that such Person is not a competitor of the Company and that in each case, the Holder takes reasonable steps to minimize the extent of any such required disclosure and provided further that each such permitted recipient is bound by confidentially obligations. This Section 1.5 shall survive the termination of this Agreement.
2.    Registration Rights.
2.1.    Definitions. For purposes of this Section 2:
(a)    Affiliate. The term “Affiliate” means (i) with respect to any entity, any entity or individual which, either itself or via one or more intermediaries, controls, is controlled by or is under common control with, such entity; (ii) with respect to an entity which is a limited partnership, any of its general or limited partners, and any affiliated limited partnership managed by the same management company or managing general partner of such entity or any entity or individual which, via one or more intermediaries, controls, is controlled by, or is under common control with, such management company or managing general partner, or (iii) with respect to any limited liability company, the members of any limited liability company and/or affiliated limited liability companies managed by the same management company or managing member of such limited liability company or by any entity or individual which, via one or more intermediaries, controls, is controlled by, or is under common control with, such management company or managing member. The term “control” as used herein shall mean the holding of the majority of the shares of such party, or the power to appoint the majority of the directors of such party or the power to direct the management and policies of such party, through contractual means or otherwise. Each of Viola Growth II (A), L.P, Viola Growth II (B), L.P, Viola Partners Fund 4 2013 L.P. and VG SW L.P. shall be deemed an Affiliate of the other.
(b)    As converted basis. The term “as converted basis” has the meaning given to it in the Company’s Articles.
(c)    Business Day. The term “Business Day” means any day that is not Saturday or Sunday or any other day on which banks in the City of New York or the State of Israel are permitted or required to be closed.
(d)    Form F-1 and F-3. The terms “Form F-1” and “Form F-3” mean such form, respectively, under the Securities Act (as defined below) as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.
(e)    Holder. The term “Holder” means in this Section 2 any Person (as defined below) owning of record Registrable Securities who is a party to this Agreement or any permitted assignee of record of such Registrable Securities to whom rights under this Section 2 have been duly assigned in accordance with this Agreement.
(f)    IPO. The term “IPO” has the meaning given to it in the Company’s Articles.
(g)    Permitted Transferee. The term “Permitted Transferee” has the meaning given to it in the Company’s Articles.
(h)    Person. The term “Person” means an individual, a corporation, a partnership, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.
(i)    Investor Director. The term “Investor Director” has the meaning given to it in the Company’s Articles.
(j)    Registrable Securities. The term “Registrable Securities” means (i) any Ordinary Shares currently held by any Holder, (ii) any Ordinary Shares issuable upon conversion of Preferred Shares held by the Preferred Holders, including pursuant to their anti-dilution protections, (iii) any shares of the Company that the Holders may hereafter purchase from the Company pursuant to preemptive rights, or from any other shareholders of the Company pursuant to rights of first refusal or otherwise, or shares issued on conversion or exercise of other securities so purchased, and (iv) in each of clauses (i), (ii) or (iii), together with any and all securities issued or issuable with respect to the securities described in clauses (i), (ii) and (iii) above, respectively, upon any share split, share dividend or the like, or into which such shares or other securities have been or may be converted to or exchanged into in connection with any merger, consolidation, reclassification, recapitalization or similar event, provided that, it shall not include the following:
(k)    Ordinary Shares which have previously been registered under an effective registration statement filed pursuant to the Securities Act or under a similar law of another jurisdiction and disposed of in accordance with such registration statement, (b) Ordinary Shares which have otherwise previously been sold to the public, (c) Ordinary Shares that could be sold by the Holder thereof (in accordance with applicable law and together with any Affiliates with whom such Holder must aggregate its sales under Rule 144) pursuant to Rule 144(b)(1) promulgated under the Securities Act if the Holder thereof and any such Affiliates (x) prior to the expiration of any “lock-up agreement” entered into with the underwriters of the IPO, hold less than 1% of the outstanding Ordinary Shares of the Company, and (y) after such time, hold less than 5% of the outstanding Ordinary Shares of the Company, and (d) any Ordinary Shares sold by a Holder in a transaction in which such Holder’s rights under Section 2 of this Agreement are not assigned in accordance with the provisions hereof.
(l)    Registrable Securities then Outstanding. The number of shares of “Registrable Securities then Outstanding” shall mean the number of Ordinary Shares and Preferred Shares of the Company that are Registrable Securities and are then issued and outstanding (on an as converted basis).
(m)    Registration. The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended, or the equivalent securities law of another jurisdiction (the “Securities Act”), and the declaration or ordering of effectiveness of such registration statement.
(n)    “Rule 144” means Rule 144 promulgated under the Securities Act.
(o)    SEC. The term “SEC” or “Commission” means the U.S. Securities and Exchange Commission or the equivalent securities commission of another jurisdiction.
2.2.    Demand Registration.
(a)    Request by Holders. If the Company shall at any time during the period commencing on the date that is one hundred eighty (180) days after the effective date of the Company’s IPO and ending five (5) years thereafter, but subject to the terms of any “lock-up agreement” entered into between the underwriters of the Company’s IPO and the Holders, as applicable (unless waived by such underwriters), receive a written request (“Form F-1 Request Notice”) from the Holders of at least twenty percent (20%) of the Registrable Securities then Outstanding that the Company file a Form F-1 registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 2.2, then the Company shall, (x) within ten (10) Business Days of the receipt of such Form F-1 Request Notice, give written notice of such request to all Holders, and (y) as soon as practicable, and in any event within ninety (90) days after the date such Form F-1 Request Notice is received by the Company, file a Form F-1 registration statement under the Securities Act, and use its reasonable best efforts to effect, as soon as practicable thereafter, the registration under the Securities Act of all Registrable Securities that Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Form F-1 Request Notice, subject only to the limitations of this Section 2.2; provided, however that the Company shall not be obligated to effect any such registration (i) if the Company has, within the ninety (90) day period preceding the date of the Form F-1 Request Notice, already effected a registration under the Securities Act pursuant to this Section 2.2, or in which the Holders had an opportunity to participate pursuant to the provisions of Section 2.3, other than a registration pursuant to the provisions of Section 2.3 from which more than twenty percent (20%) of the Registrable Securities that were requested to be included were excluded; (ii) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration (in which the Holder may include Registrable Securities pursuant to Section 2.3 of this Agreement, subject to underwriting limitations), provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (iii) if the Holders propose to sell Registrable Securities at an estimated aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $5,000,000; or (iv) such registration could be effected at such time on a Form F-3 pursuant to Section 2.4.
(b)    Underwriting.
(i)    If the Holders initiating the registration request under this Section 2.2 intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the written notice referred to in Section 2.2(a). In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities that have been requested to be included in the registration pursuant to Section 2.2(a), provided that the managing underwriter or underwriters shall be of international repute and approved by the Company, and further provided that such approval shall not be unreasonably withheld.
(ii)    Notwithstanding any other provision of this Section 2.2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated first, to each Holder who requested inclusion of their Registrable Securities in such registration statement on a pro rata and on an as converted basis based on the total number of Registrable Securities then held by such Holder (provided that with respect to a registration statement effected under this Section 2.2 prior to the date on which is the later of (i) 12 months after the IPO shall have expired, and (ii) Form F-3 is available for secondary sales of Registrable Securities by the Holders (the “F-3 Availability Date”), then for the purpose of calculating the foregoing pro rata allocation, each Ordinary Shares issued upon conversion of a Preferred C Share and Preferred B Shares shall be calculated as if it was two Ordinary Shares) and second, Ordinary Shares for sale for the Company’s own account. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.
(c)    Maximum Number of Demand Registrations. Subject to sections 2.2(d) and 2.2(e) below, the Company shall not be required to effect more than two (2) registrations pursuant to this Section 2.2, except that in the circumstances set forth in section 2.2(d) a third registration may be effected pursuant to this Section 2.2 (the “Three Demands”).
(d)    In the event that the second of the registrations pursuant to this Section 2.2 (the “Second Demand”) is effected and following the completion of such Second Demand, the former Holders of Preferred C Shares and/or Preferred B Shares will still hold fifty percent (50%) or more of the Registrable Securities held thereby immediately prior to the effective date of the Company’s IPO, then the number of registrations that may be effected pursuant to this Section 2.2 shall be three rather than two. If the number of registration will be increased to three, and upon such third registration the underwriter(s) advise(s) the Company that marketing factors require a limitation of the number of securities to be underwritten (as provided in section 2.2(b)(ii) above), then anything to the contrary notwithstanding, the Registrable Securities to be included in the third of the Three Demands shall be allocated: (i) first, to the former Holders of Preferred C Shares and Preferred B Shares who requested inclusion of their Registrable

Securities in such registration statement (on a pro rata basis based on the total number of Registrable Securities held by them); and (ii) then, to the extent still available, to the other Holders who requested inclusion of their Registrable Securities in such registration statement on a pro rata and on an as converted basis based on the total number of Registrable Securities then held by such Holder.
(e)    For purposes of this Section 2.2, a registration shall not be counted as one of the first two Demands or the third of the Three Demands if, as a result of an exercise of an underwriter’s cutback provisions in Section 2.2(b)(ii), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.
2.3.    Piggyback Registrations.
(a)    Other than in connection with a request for registration pursuant to Section 2.2 or 2.4 of this Agreement, if at any time the Company, including if the Company qualifies as a well-known seasoned issuer (within the meaning of Rule 405 under the Securities Act) (a “WKSI”), proposes to file (i) a prospectus supplement to an effective shelf registration statement (a “Shelf Registration Statement”), or (ii) a registration statement other than a Shelf Registration Statement for a delayed or continuous offering pursuant to Rule 415 under the Securities Act, in either case, for the sale of Ordinary Shares for its own account, or for the benefit of the holders of any of its securities (other than for the Holders pursuant to Section 2.2 or 2.4 of this Agreement), to an underwriter on a firm commitment basis for reoffering to the public or in a “bought deal” or “registered direct offering” with one or more investment banks (collectively, a “Piggy-Back Underwritten Offering”), then as soon as practicable but not less than fifteen (15) Business Days prior to the filing of (a) any preliminary prospectus supplement relating to such Piggy-Back Underwritten Offering pursuant to Rule 424(b) under the Securities Act, (b) any prospectus supplement relating to such Piggy-Back Underwritten Offering pursuant to Rule 424(b) under the Securities Act (if no preliminary prospectus supplement is used) or (c) such registration statement, as the case may be, the Company shall give notice of such proposed Piggy-Back Underwritten Offering to the Holders and such notice (a “Piggyback Notice”) shall offer the Holders the opportunity to include in such Piggy-Back Underwritten Offering such number of Registrable Securities as each such Holder may request in writing. Each such Holder shall then have ten (10) Business Days after receiving such notice to request, through a writing to the Company, the inclusion of Registrable Securities in the Piggy-Back Underwritten Offering, except that such Holder shall have two (2) Business Days after such Holder confirms receipt of the notice to request inclusion of Registrable Securities in the Piggy Back Underwritten Offering in the case of a “bought deal”, “registered direct offering” or “overnight transaction” where no preliminary prospectus is used. Upon receipt of any such request for inclusion from a Holder received within the specified time, the Company shall use reasonable best efforts to effect the registration in any registration statement of any of the Holders’ Registrable Securities requested to be included on the terms set forth in this Agreement. Prior to the commencement of any “road show,” any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration by giving written notice to the Company of its request to withdraw and such withdrawal shall be irrevocable and, after making such withdrawal, such Holder shall no longer have any right to include Registrable Securities in the Piggy-Back Underwritten Offering as to which such withdrawal was made.
(b)    If the Company does not qualify as a WKSI, (i) the Company shall give each Holder fifteen (15) Business Days’ notice prior to filing a Shelf Registration Statement and, upon the written request of any Holder, received by the Company within ten (10) Business Days of such notice to the Holder, the Company shall include in such Shelf Registration Statement a number of Ordinary Shares equal to the aggregate number of Registrable Securities requested to be included without naming any requesting Holder as a selling shareholder and including only a generic description of the holder of such securities (the “Undesignated Registrable Securities”), (ii) the Company shall not be required to give notice to any Holder in connection with a filing pursuant to Section 2.3(a) unless such Holder provided such notice to the Company pursuant to this Section 2.3(b) and included Undesignated Registrable Securities in the Shelf Registration Statement related to such filing, and (iii) at the written request of a Holder given to the Company more than seven (7) Business Days before the date specified in writing by the Company as the Company’s good faith estimate of a launch of a Piggy-Back Underwritten Offering (or such shorter period to which the Company in its sole discretion consents), the Company shall use reasonable best efforts to effect the registration of any of the Holders’ Undesignated Registrable Securities so requested to be included and shall file a post-effective amendment or, if available, a prospectus supplement to a Shelf Registration Statement to include such Undesignated Registrable Securities as any Holder may request, provided that (a) the Company is actively employing its reasonable best efforts to effect such Piggy-Back Underwritten Offering; and (b) the Company shall not be required to effect a post-effective amendment more than two (2) times in any twelve (12) month period.
(c)    The Company shall have the right to terminate or withdraw any registration or offering initiated by it under this Section 2.3 before the effective date of such registration or the completion of such offering, whether or not any Holder has elected to include Registrable Securities in such registration or offering. The expenses of such withdrawn registration or offering shall be borne by the Company in accordance with Section 2.5.
(d)    All Holders of Registrable Securities proposing to distribute their Registrable Securities through a Piggy-Back Underwritten Offering shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Company.
(e)    Notwithstanding any other provision of this Agreement, if the managing underwriter(s) of a Piggy-Back Underwritten Offering determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the Piggy-Back Underwritten Offering, and the number of shares that may be included in the Piggy-Back Underwritten Offering shall be allocated, first to the Company and second, to each of the Holders who requested inclusion of their Registrable Securities in such Piggy-Back Underwritten Offering on a pro rata and as converted basis based on the total number of Registrable Securities then held by each such Holder (provided that with respect to a registration statement effected under this Section 2.3 prior to the F-3 Availability Date, then for the purpose of calculating the foregoing pro rata allocation, each Ordinary Share issued upon conversion of a Preferred C Share or Preferred B Share shall be calculated as if it was two Ordinary Shares).
(f)    Not A Demand Registration. Registration pursuant to this Section 2.3 shall not be deemed to be a demand registration as described in Section 2.2 or Section 2.4. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.3.
2.4.    Form F-3 Registration.
(a)    In case the Company shall receive from any Holder (an “Initiating Holder”) a written request (a “Form F-3 Request Notice”) that the Company effect a registration on Form F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder, then, subject to the conditions of this Section 2.4, (x) the Company will give written notice of the proposed registration within ten (10) Business Days after receipt of any such Form F-3 Request Notice to all other Holders; use its reasonable best efforts to effect, as soon as practicable, and in any event within sixty (60) days after the date such Form F-3 Request Notice is received by the

Company, the filing of a Form F-3 registration statement under the Securities Act including in such registration statement all Registrable Securities held by all such Holders who wish to participate in such registration and who have provided the Company with written notice requests for inclusion therein within ten (10) Business Days after the receipt of the Company’s notice. The Company shall not be obligated to file a Form F-3 pursuant to this Section 2.4 if (i) the Company has, within the ninety (90) day period preceding the date of such request, already effected a registration under the Securities Act pursuant to Section 2.2 or this Section 2.4, or in which the Holders had an opportunity to participate pursuant to the provisions of Section 2.3, other than a registration pursuant to the provisions of Section 2.3 from which more than 20% of the Registrable Securities of Holders that were requested to be included were excluded or (ii) if the aggregate price to the public (net of any underwriters’ discounts or commissions) of the shares to be registered is less than $1,000,000. Subject to the terms hereof, the Company will use its reasonable best efforts to effect such registration as soon as practicable. All written requests from any Holder to effect a registration on Form F-3 pursuant to this Section 2.4 shall indicate whether such Holder intends to effect the offering promptly following effectiveness of the registration statement or whether, pursuant to Section 2.4(a), such Holder intends for the registration statement to remain effective so that such Holder may effect the offering on a delayed basis (a “Shelf Request”).
(b)    Shelf Request. In the event a Form F-3 is filed pursuant to a Shelf Request, upon a written request (a “Form F-3 Demand Notice”) from any Holder entitled to sell securities pursuant to such Form F-3 without filing a post-effective amendment, that the Company effect an offering with respect to Registrable Securities (a “Takedown”), the Company will, as soon as practicable, (x) deliver a notice (a “Takedown Notice”) relating to the proposed Takedown to all other Holders who are named or are entitled to be named as a selling shareholder in such Form F-3 without filing a post-effective amendment thereto and (y) promptly (and in any event not later than ten (10) Business Days after receiving such request) supplement the prospectus included in the Shelf Registration Statement as would permit or facilitate the sale and distribution of all or such portion of the Initiating Holder’s Registrable Securities as are specified in such request together with the Registrable Securities requested to be included in such Takedown by any other Holders who notify the Company in writing within ten (10) Business Days after receipt of such notice from the Company; except that (i) the Registrable Securities requested to be offered pursuant to such Takedown must have an anticipated aggregate price to the public (net of any underwriting discounts and commissions) of not less than $1,000,000, (ii) the Company shall not be obligated to effect any such Takedown (x) if the Company has within the twelve (12) month period preceding the date of such request already effected two (2) Takedowns under this Section 2.4(b), (y) within ninety (90) days of effecting a previous Takedown under this Section 2.4(b) or an offering pursuant to Section 2.2 or (z) within 90 days of a Piggy-Back Underwritten Offering in which the Holder or Holders submitting the Takedown Notice had an opportunity to participate pursuant to the provisions of Section 2.3 and from which no more the twenty percent (20%) of the Registrable Securities that were requested to be included by the Holders who requested inclusion of their Registrable Securities in such Piggy-Back Underwritten Offering were excluded pursuant to Section 3.2.3.
(c)    Registration. The Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:
(i)    if Form F-3 is not available for such offering by the Holders; or
(ii)    during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration (in which the Holder may include Registrable Securities pursuant to this Agreement, subject to underwriting limitations), provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective.
(d)    Not a Demand Registration. Form F-3 registrations shall not be deemed to be demand registrations as described in Section 2.2 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.4.
2.5.    Expenses. All expenses incurred in connection with any registration, filing or qualification, pursuant to Section 2.2, 2.3 or 2.4, including without limitation all federal and “blue sky” registration, filing and qualification fees, printer’s and accounting fees, and fees and disbursements of counsel for the Company and one counsel for the Holders selected by a majority in interest of the Holders participating in such registration, filing or qualification (but excluding underwriters’ discounts and commissions relating to shares sold by the Holders (collectively, the “Holders Expenses”)) shall be borne by the Company. Each Holder participating in a registration pursuant hereto shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Holders Expenses in connection with such offering, and any fees or expenses which the Company is not required to pay pursuant to this Section. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 2.2 or 2.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered or included in an offering pursuant to a Shelf Request (the “Withdrawing Holders”) and, in such event, the Withdrawing Holders shall pay such expenses pro rata based on the number of securities they had requested to include in such registration or offering, unless in the case of Section 2.2 the Withdrawing Holders agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2.2(c), provided, however, that any such withdrawal which is based upon information showing a material adverse change in the condition, business, or prospects of the Company and which was not known or available to such Withdrawing Holders at the time of their request for such registration and such Withdrawing Holders have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to Section 2.2(c).
2.6.    Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:
(a)    Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, provided, however, that the Company shall not be required to keep any such registration statement effective for more than one hundred and twenty (120) days or, if sooner, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Ordinary Shares (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form F-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended by up to sixty (60) days for a total of up to one year, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.
(b)    Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.
(c)    Prospectuses. Furnish to the Holders of Registrable Securities covered by such registration statement such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.
(d)    Blue Sky. Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Holder of Registrable Securities covered by such registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to subject itself to taxation or to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.
(e)    Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.
(f)    Notification.
(i)    Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.
(ii)    Notify each Holder of Registrable Securities covered by such registration statement, promptly after the Company shall receive notice thereof, of the time when such registration statement becomes effective or when any amendment or supplement or any prospectus forming a part of such registration has been filed.
(iii)    Notify each Holder of Registrable Securities covered by such registration statement promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus for additional information.
(g)    Advising the Holders. Advise each Holder whose Registrable Securities are included in such registration statement promptly after the Company shall receive notice or otherwise obtain knowledge of the issuance of any order by the SEC suspending the effectiveness of such registration statement or amendment thereto or of the initiation or threatening of any proceeding for that purpose, and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal promptly if a stop order should be issued.
(h)    Listing. Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(i)    Transfer Agent. Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.
(j)    Compliance with Rules and Regulations. Comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, any required documents.
(k)    Opinion and Comfort Letter. Subject to each selling Holder to whom the comfort letter is addressed providing a customary representation letter to the independent registered public accounting firm of the Company in form and substance reasonably satisfactory to such accountants, (A) use its reasonable best efforts to obtain customary “comfort” letters from such accountants (to the extent deliverable in accordance with their professional standards) addressed to such selling Holder (to the extent consistent with the Statement on Auditing Standards No. 100 of the American Institute of Certified Public Accountants) and the managing underwriter(s), if any, in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings and (B) use its reasonable best efforts to obtain opinions of counsel to the Company and updates thereof covering matters customarily covered in opinions of counsel in connection with underwritten offerings, addressed to each selling Holder and the managing underwriter(s), if any, provided that the delivery of any “10b-5 statement” and opinion may be conditioned on the prior or concurrent delivery of a comfort letter pursuant to subsection (A) above; provided, further that the Company shall only be required to comply with this clause (k) in connection with an underwritten offering.
2.7.    Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as the Company may reasonably request in writing and as may be required to timely effect the Registration of their Registrable Securities as well as to deliver any representation and/or undertaking required by the Company’s accountants, counsel or underwriters in connection therewith.
2.8.    Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting the filing of a registration statement or the undertaking of an offering, a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed or offering to be undertaken, including if it would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under applicable securities laws, then the Company shall have the right to defer the filing of a registration statement or suspend the use of a registration statement; provided, however, that the Company may not utilize this right more than twice in any twelve (12) month period nor for more than ninety (90) days during any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during any such ninety (90) day period other than (x) on Form S-4, Form F-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans.

2.9.    Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:
(a)    By the Company. The Company will indemnify and hold harmless each selling Holder, the partners, officers directors and shareholders of each selling Holder, legal counsel and accountants for each selling Holder, any underwriter (as determined in the Securities Act) for such selling Holder, any selling Holder deemed to be an underwriter (as determined under the Securities Act) and each Person, if any, who controls such selling Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “1934 Act”), or the equivalent securities exchange law of another jurisdiction, against any losses, claims, damages, or liabilities (or actions in respect thereof) (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law or the equivalent securities exchange law of another jurisdiction, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):
(i)    any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;
(ii)    the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or
(iii)    any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any federal or state securities law or the equivalent securities exchange law of another jurisdiction, in connection with the offering covered by such registration statement.
The Company will reimburse each such selling Holder, partner, officer or director, shareholder, underwriter, legal consultant or accountants, or controlling Person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs solely in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling Person of such Holder.
(b)    By Selling Holders. Each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each legal consultant or accountant, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any Person who controls such Holder within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling Person, underwriter or other such Holder, partner or director, officer or controlling Person of such other Holder may become subject under the Securities Act, the 1934 Act or other federal or state law, or the equivalent securities exchange law of another jurisdiction, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, legal consultants and accountants, controlling Person, underwriter or other Holder, partner, officer, director or controlling Person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which shall not be unreasonably withheld), and provided, further, that in no event shall any indemnity under this subsection 2.9(b) exceed the proceeds from the offering received by such Holder (net of any underwriting discounts, selling commissions and stock transfer taxes relating to Registrable Securities paid by such Holder). The foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement or omission made in the preliminary prospectus but eliminated or remedied in the amended prospectus at the time the registration statement becomes effective or in the final prospectus, such indemnity agreement shall not inure to the benefit of (i) the Company and/or (ii) any underwriter, if a copy of the final prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act.
(c)    Notice. Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel selected by indemnifying party and reasonably satisfactory to the indemnified party; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 2.9 to the extent the indemnifying party is prejudiced as a result thereof, but the omission so to deliver written notice to the indemnified party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.
(d)    Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) an indemnified party, exercising rights under this Agreement, makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such indemnified party in circumstances for which indemnification is provided under this Section 2.9; then, and in each such case, the Company and such indemnified party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case: (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation; and (C) no Holder shall be required to contribute any amount in excess of the amount such Holder would have been required to indemnify if indemnification had been applicable in accordance with its terms.
2.10.    No Registration Rights to Third Parties. Without the prior written consent of the Holders of a majority in interest of the Registrable Securities then Outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any Person, any registration rights of any kind (whether similar to the demand, “piggyback” or Form F-3 registration rights described in this Section 2, or otherwise) relating to any securities of the Company, other than rights that are on a parity with the rights of the Holders (excluding the rights granted specifically only to the Holders of Preferred C Shares and Preferred B Shares under Sections 2.2 and 2.3 which shall be senior thereto and the Company shall not grant registration rights that are senior to or on parity with such rights of the Preferred C Shares and Preferred B Share without prior written consent of the Preferred B/C Majority (as defined below), provided that in the event that rights are granted to new class(es) of preferred shares issued in connection with a future bona fide financing of the Company such rights may also be on parity with such rights of the holders of Preferred C Shares and Preferred B Shares), or otherwise subordinate in right to those granted to the Holders hereunder; provided, however, that the Company may without such consent (i) enter into an agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include such securities in any registration pursuant to this Section 2 if the rights of such holder or prospective holder are subordinate to the rights of the Holders hereunder and (ii) enter into an agreement with any holder or prospective holder of any securities of the Company related to the filing of a resale shelf registration statement to register shares issued to such holder or prospective holder in an acquisition, if and only if such resale shelf registration statement does not permit underwritten offerings. “Preferred B/C Majority” means holders of a majority of the Preferred B Shares and the Preferred C Shares taken together.
2.11.    Reports Under Securities Exchange Act of 1934. In the event the Company becomes subject to reporting under the 1934 Act, then with a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form F-3, the Company agrees to:
(i)    make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;
(ii)    take such action, including the voluntary registration of its Ordinary Shares under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form F-3 for the sale of their Registrable Securities;
(iii)    file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act; and
(iv)    furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after the effective date of the first registration statement filed by the Company), the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.
2.12.    “Market Stand-Off” Agreement. Each Holder hereby agrees that such Holder shall not sell or otherwise transfer or dispose of any securities of the Company held by such Holder (other than those included in the registration) for a period specified by the underwriters of Ordinary Shares (or other securities) of the Company not to exceed (i) one hundred and eighty (180) days following the effective date of the registration statement for the Company’s IPO or (ii) ninety (90) days from the date of the final prospectus for any other offering, provided that all executive officers and directors of the Company and, in the case of the Company’s IPO, all holders of at least two percent (2%) of the Company’s voting securities are bound by and have entered into similar agreements. If the event that FINRA Rule 2711(f)(4) applies to an offering of Company securities, notwithstanding the foregoing, if (i) during the last seventeen (17) days of the one hundred eighty (180) day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (ii) prior to the expiration of the one hundred eighty (180) day restricted period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the one hundred eighty (180) day period, the restrictions imposed by this Section 2.12 shall continue to apply until the expiration of the eighteen (18) day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The foregoing provisions of this Section shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and the provisions of the previous sentence shall not apply if the Company is an Emerging Growth Company as that term is defined under the Securities Act. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. The obligations described in this Section 2.12 shall not apply to: (i) a registration relating solely to employee benefit plans on Form S-8 or similar forms that may be promulgated in the future, or (ii) a registration relating solely to a Commission Rule 145 transaction on Form F-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the Ordinary Shares or other Company securities subject to the foregoing restriction until the end of said one hundred and eighty (180) or ninety (90) day period. In addition to the foregoing, no Holder that would be required to sign an agreement restricting its ability to transfer pursuant to this section shall distribute shares to its stockholders, partners or members after receipt of a Piggyback Notice or a Form F-1 Request Notice until such time as such Holder has signed such an agreement required pursuant hereto.
2.13.    Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to this Section 2 shall terminate upon the earlier of (i) the closing of a Deemed Liquidation Event, as such term is defined in the Company’s Articles; (ii) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration and (iii) the fifth (5th) anniversary of the IPO.
3.    Additional Covenants.
3.1.    Insurance. The Company shall renew and continue to maintain from a financially sound and reputable insurers, Directors & Officers liability insurance, in an amount and on terms and conditions satisfactory to the Board of Directors. Notwithstanding any other provision of this Section 3.1 to the contrary, for so long as an Investor Director is serving on the Board of Directors, the Company shall not cease to maintain Directors & Officers liability insurance policy in an amount of at least US$20 million unless approved by such Investor Director, and the Company shall, upon the written request of an Investor Director, deliver to such Investor Director a certification that such Directors & Officers liability insurance policy remains in effect.
3.2.    Non-Disclosure and Proprietary Information. The Company shall procure that each employee and consultant of the Company who has access to the Company’s confidential and/or proprietary information from the date hereof shall sign the Company’s form of non-disclosure and proprietary rights agreement.
3.3.    Reimbursement of Directors. The Company shall reimburse its directors for all reasonable out-of-pocket expenses as they may incur in attending meetings of the Board of Directors, or of committees of the Board of Directors, or otherwise in performing their duties as directors.
3.4.    Termination of Previous Agreements. The parties mutually agree that the agreements identified in Schedule 2 (the “Previous Agreements”) shall be irrevocably terminated solely with respect to the sections thereof referenced in Schedule 2 opposite each of such Previous Agreement as at the date hereof and, notwithstanding anything to the contrary contained therein, none of the provisions thereto, or the parties’ rights or obligations thereunder, shall survive such termination.
4.    Assignment and Amendment.
4.1.    Assignment. Notwithstanding anything herein to the contrary:
(a)    Information Rights. The financial information rights under Sections 1.1 and 1.2 are transferable to (i) a Permitted Transferee (as defined in the Articles), (ii) any current shareholder or (iii) any third party (any of (i), (ii) or (iii) a “Transferee”) provided that such Transferee (together with its Permitted Transferees) shall hold (after giving effect to such transfer) amounts of shares in the Company such that it would be defined as a Major Shareholder; provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning and transferring party at the time of such assignment and transfer stating the name and address of the Transferee and identifying the securities of the Company as to which the rights in question are being assigned and transferred; and provided further that any such Transferee shall undertake in advance and in writing to be bound by this Agreement and shall receive such assigned and transferred rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 4.
(b)    Registration Rights. The registration rights of each of the Holders under Section 2 hereof may be assigned and transferred to any Transferee acquiring or receiving Registrable Securities from such Holder constituting at least 5% of the total then issued and outstanding Registrable Securities (as adjusted for any share dividend, share split, combination or other similar recapitalization); provided, however, that none of the foregoing rights be assigned and transferred to any Transferee unless the Company is given a written notice by the assigning and transferring party (not later than the time of such assignment and transfer) stating the name and address of the Transferee and identifying the securities of the Company as to which the rights in question are being assigned and transferred; and provided further that any such Transferee shall undertake in advance and in writing to be bound by this Agreement and shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 4.
(c)    General. Except as set forth in this Section 4.1, none of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred without the prior consent in writing of the Company. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.
4.2.    Entire Agreement; Amendment of Rights. This Agreement and the Schedules hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof and supersedes and replaces any previous agreement among the parties hereto with respect to such subject matter (whether or not all parties hereto were parties to that agreement), including without limitation the Prior Investors’ Rights Agreement and any of the other Previous Agreements. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of a majority of the Registrable Securities, provided that any amendment or waiver that is directly and adversely affecting any Holder(s) or class(es) of shares and not applying in the same manner to all others Holder(s) (including by improving rights of other Holder(s) or class(es) of shares in a disproportionate manner) (the “Adversely Affected Holders”), shall require the prior written consent of the holders of the majority of the Registrable Securities held by such Adversely Affected Holders.
4.3.    Any amendment or waiver effected in accordance with this Section 4.2 shall be binding upon each Holder, each permitted successor or assignee of each Holder and the Company. For avoidance of doubt and without derogating from any other provision contained herein, the granting by the Company of registration rights and/or similar rights equal or senior to those of the Holders to holders of a new class(es) of preferred shares shall not be deemed, in and of itself, an amendment pursuant to which the rights or preferences of any Holder(s) are adversely altered. Notwithstanding anything else herein to contrary, the holders of a majority of the Registrable Securities may, through their written consent and without consent of the Company, act to amend this Agreement and the Schedules hereto so as to add to the definition and amount of Registrable Securities, securities held as of the date hereof by officers of employees of the Company from time to time including Ordinary Shares issued pursuant to the exercise or conversion of any such securities.
5.    General Provisions.
5.1.    Legends. Each Holder understands that, until registered under the Securities Act or transferred pursuant to the provisions of Rule 144 as promulgated by the SEC, all certificates evidencing any shares of the Company, including upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR WITHOUT AN EXEMPTION THEREFROM OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.
THE SHARES REPRESENTED BY THIS CERTIFICATE BENEFIT FROM CERTAIN RIGHTS AND ARE SUBJECT TO CERTAIN OBLIGATIONS UNDER AN INVESTORS' RIGHTS AGREEMENT, DATED OCTOBER 21 , 2020, AMONG SIMILARWEB LTD. AND THE OTHER PARTIES THERETO.”
If some or all of the Company’s share capital is held in book entry form, the Company’s share register and/or any book entry notification shall contain a notation to the above effect.

5.2.    Removal of Legend. In the event of any transfer of Registrable Securities subject to the second paragraph of the foregoing legend in a transaction pursuant to which registration rights are assigned in accordance with Section 4.1(b), the Registrable Securities held by the transferee following such transfer shall also bear such paragraph. The second paragraph of the legend may be removed at the request of the Company to its transfer agent (a) in the event of a transfer in which registration rights are not assigned to the transferee in accordance with Section 4.1(b), or (b) if the subject securities are otherwise no longer Registrable Securities.
5.3.    Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when sent by facsimile or electronic mail at the contact details set forth below, provided that the sending party receives an electronic confirmation of delivery (or if delivered on a non-Business Day or after recipient’s business hours, on the first business day after transmission); (c) seven (7) Business Days after deposit in the mail with first class or certified mail receipt requested postage prepaid and addressed to the other party as set forth below; or (d) two (2) Business Days after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-Business Day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.
If to the Company:         SimilarWeb Ltd.
Address: 121 Menachem Begin Blvd., 41st Floor, Tel Aviv, Israel
Attention: Jason Schwartz, Chief Financial Officer
E-mail: [***]
With copy (which shall not constitute notice) to:
Meitar | Law Offices
16 Abba Hillel Road, Ramat Gan 52506 Israel
Telephone: +972-(0)3-610-3100
Attention: Dan Shamgar and David S. Glatt
E-mail: dshamgar@meitar.com, dglatt@meitar.com
If to the Founder:           Mr. Or Offer
Address: 121 Menachem Begin Blvd., 41st Floor, Tel Aviv, Israel
E-mail: [***]
If to the Holders:            to the addresses set forth in Schedule I.
A party may change or supplement the contact details given above, or designate additional addresses, for purposes of this Section 5.3 by giving the Company (in case of the Holders) or the Holders (in case of the Company) written notice of the new contact details in the manner set forth above, provided, however, that any such notice shall only be valid upon actual receipt.
5.4.    Governing Law; Jurisdiction. This Agreement shall be governed exclusively by and construed according to the laws of the State of Israel without regard to its provisions concerning conflicts of laws. Any dispute arising under or relating to this Agreement or any transactions contemplated herein shall be resolved exclusively by the courts located in Tel Aviv-Jaffa, and each of the parties hereby submits irrevocably to such jurisdiction.

5.5.    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.
5.6.    Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.
5.7.    Successors and Assigns. Subject to the provisions of Section 4.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.
5.8.    Aggregation of Shareholdings. All shares of the Company held or acquired by any Holder and its Permitted Transferees shall be aggregated together for all means and purposes (but without duplication), including for the determination of the availability of any rights, the applicability of any limitation under this Agreement and for the calculation of any a Holder’s pro rata share.
5.9.    Captions; Interpretation. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement. Each of the parties acknowledges that it had assessed the risk, uncertainties and benefits of the transactions contemplated by this Agreement, and that it was represented by legal counsel in the negotiation, execution and delivery thereof. Accordingly, and based on the foregoing facts, among other factors, each party acknowledges and agrees that, for purposes of interpreting this Agreement, no party has had any preference in the design of the provisions of this Agreement (within the meaning of Section 25(b1) of the Contracts Law (General Part), 1973 (as amended)).
5.10.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, it being understood that all parties need not sign the same counterpart. The exchange of an executed Agreement (in counterparts or otherwise) by facsimile transmission or by electronic delivery in .pdf format or the like shall be sufficient to bind the parties to the terms and conditions of this Agreement, as an original.
5.11.    Additional Investors. Notwithstanding anything to the contrary contained herein (including Section 2.10), if the Company issues additional Series B Preferred Shares after May 3, 2017, or any additional Series C Preferred Shares after the date hereof, any purchaser of such Series B Preferred Shares or Series C Preferred Shares, as the case may be, may become a party to this Agreement by executing and delivering a counterpart signature page to this Agreement or a joinder instrument approved by the Company's Board of Directors, and thereafter shall be deemed a “Preferred Holder” for all purposes hereunder and Schedule I hereto shall thereupon be automatically updated to reflect such person(s) becoming party hereto. No action or consent by the shareholders shall be required for such joinder of this Agreement by such additional Preferred Holders, so long as such additional Preferred Holder has agreed in writing to be bound by all of the obligations pursuant to this Agreement.
[SIGNATURE PAGES FOLLOW IMMEDIATELY]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
The Company:

SIMILARWEB LTD.

By:	/s/ Or Offer

Name:	Or Offer

Title:	CEO

Founders:

/s/ Or Offer
MR. OR OFFER

/s/ Nir Cohen
MR. NIR COHEN

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
The Preferred Holders:

VIOLA GROWTH II (A), L.P.	VIOLA GROWTH II (B), L.P.	VIOLA PARTNERS FUND 4 2013
By:____________________	By:_________________________	L.P.
its General Partner	its General Partner	By:__________________________
By:_____________________	By:___________________________	its General Partner
its General Partner	its General Partner	By:____________________________
By: /s/ Itzik Avidor	By: /s/ Itzik Avidor	its General Partner
Name: Itzik Avidor	Name: Itzik Avidor	By: /s/ Itzik Avidor
Title: Partner_________________	Title: Partner___________________	Name: Itzik Avidor
Title: Partner___________________

VG SW L.P.	S-WEB SPV, L.P.	ICP S1 Partners L.P.
By:________________________	By: Kerem Investments LLC	By: ION CROSSOVER
its General Partner	its General Partner	PARTNERS GP L.P.,
By:_________________________	By:__________________________	its General Partner
its General Partner		By: ION Crossover Partners Fund
By:/s/ Itzik Avidor	By: /s/ Jaime Contreras	Ltd.
Name: Itzik Avidor	Name: Jaime Contreras	its General Partner
Title:Partner_________________	Title:Authorized Signatory	By: /s/ Gilad Shany
Name: Gilad Shany
Title:Director

SABAN AA I VENTURES LLC	SB VENTURES LTD.	Israel Innovation Fund, L.P.
By: /s/ Adam Chesnoff	By: /s/ Barak Pridor	By:____________________________
its General Partner	its General Partner	its General Partner
Name: Adam Chesnoff	Name: Barak Pridor	By: ___________________________
Title: Authorized Signatory	Title: Authorized Signatory	its General Partner
By: /s/ Benjamin Eli Weiss
Name: Benjamin Eli Weiss
Title: Director

Fine Family L.P.	Israel Innovation Fund 2, L.P.	Kingfisher Equity Partners II, L.P.
By: /s/ Fred Branovan	By: __________________________	By: Kingfisher Investment Management LLC
its General Partner	its General Partner	its General Partner
By: _________________________	By: __________________________	By: ___________________________
its General Partner	its General Partner	its General Partner
By: _________________________	By: /s/ Benjamin Eli Weiss	By: /s/ Yariv Robinson
Name: Fred Branovan	Name: Benjamin Eli Weiss	Name: Yariv Robinson
Title: President of the G.P.	Title: Director	Title: Managing Member of GP

Vintage Investment Partners VI	Vintage Investment Partners VI
(Cayman), L.P.	(Israel), L.P.
By: Vintage Investments VI, L.P.	By: Vintage Investments VI, L.P.
its General Partner	its General Partner
By: __________________________	By: ___________________________
its General Partner	its General Partner
By: /s/ Alan Feld, Abe Finkelstein	By: /s/ Alan Feld, Abe Finkelstein
Name: Alan Feld, Abe Finkelstein	Name: Alan Feld, Abe Finkelstein
Title: General Partners	Title: General Partners

/s/ Moshe Lichtman	/s/ Yossi Vardi	/s/ ZAG Trust Company Ltd.
Moshe Lichtman	Yossi Vardi	ZAG Trust Company

Name: ZAG Trust Company Ltd.
By: _______________________

/s/ Liron Rose	/s/ Ruth Kaplan	/s/ Boaz Laor
Liron Rose	Ruth Kaplan	Docor International BV

Name: Boaz Laor
By: _______________________

/s/ Ben Chakir	/s/ Omer Kaplan	/s/ Leroux Neethling
ARB Holdings LLC	Omer Kaplan	NNV Holdings B.V.

Name: Ben Chakir, CEO_______		Name: Leroux Neethling
By: _______________________		By: ______________________

/s/ Joshua Alliance
Anglo-Peacock Nominees
Limited

Name: Joshua Alliance
By: Joshua Alliance